INFORMATION STATEMENT
RELATING TO NOTICE OF
WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF
A SPECIAL MEETING OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

TO OUR STOCKHOLDERS:

         This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Kahuna Network Security, Inc. formerly known as Computer Automation Systems, Inc., a Nevada corporation ("KHNA" or "Company") in connection with the prior approval by the Board of Directors of KHNA, and receipt by the Board of approval by written consent of the holders of a majority of KHNA's outstanding shares of common stock, of resolutions to amend KHNA's Articles of Incorporation in order to change our name to American Security Resources Corporation.

         On July 2, 2004, the Board of Directors of KHNA adopted a resolution for the above referenced actions and adopting, subject to stockholder approval, the articles of amendment to our articles of incorporation and the name change to American Security Resources Corporation. The holders of a majority of the outstanding shares of KHNA common stock (21,880,000 shares or 61.28%) approved the corporate actions by written consent dated July 30, 2004. The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished by the Board of Directors of KHNA, to the holders of the outstanding shares of KHNA common stock, at the close of business on July 30, 2004, (the "Record Date"), in connection with the above stated corporate actions.

         Only stockholders of record at the close of business on the Record Date were entitled to notice of the foregoing actions. As of the Record Date, 35,702,064 shares of common stock were issued and outstanding. Each share of common stock held of record on the Record Date represent one vote for purposes of determining whether a majority of the issued and outstanding shares have approved and adopted the foregoing actions.

         There is no provision in the Nevada Revised Statutes or our Articles of Incorporation or Bylaws providing our stockholders with dissenters' right of appraisal to demand payment in cash for their shares of common stock in connection with the actions taken by the Board of Directors or shareholders.

         KHNA will pay the expenses of furnishing this Information Statement, including the costs of preparing, assembling and mailing this Information Statement.

         The date of this Information Statement is August 2, 2004 and is first being mailed to stockholders on or about August 3, 2004.


BY ORDER OF THE BOARD OF DIRECTORS



//s//  JOE GRACE
Joe Grace, President

                                TABLE OF CONTENTS


INTRODUCTION..................................................................1

QUESTIONS AND ANSWERS.........................................................1

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT..........................................3

RESOLUTION NO. 1 - AMENDMENT TO THE ARTICLES
         OF INCORPORATION: NAME CHANGE........................................3

     Reasons For Name Change .................................................3
     Effect of the Name Change................................................4
     Vote Required............................................................4

NO DISSENTERS' RIGHTS.........................................................4

WHERE YOU CAN FIND MORE INFORMATION......................................4




EXHIBIT A:        Form of Amendment to the Articles of Incorporation

                              INFORMATION STATEMENT
                           AND NOTICE OF ACTIONS TAKEN
                 BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS


                                  July 30, 2004


                                  INTRODUCTION

         This Information Statement concerns corporate actions with respect to the amendment of KHNA's Articles of Incorporation in order to change our name to American Security Resources Corporation.

         The purpose of these corporate actions is to allow us flexibility in executing our business plan and to change our name to more accurately reflect our current business strategy. Upon the expiration of twenty (20) days after the mailing date of this Information Statement, we intend to file an amendment to our articles of incorporation reflecting such actions.


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


                              QUESTIONS AND ANSWERS

         This Information Statement contains information related to certain corporate actions of the Company, and is expected to be mailed to shareholders on or about July 30, 2004.

What is the purpose of the Information Statement?

         This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify our shareholders as of the close of business on the Record Date of corporate actions taken pursuant to the consents of a majority of our shareholders.

         Of the 35,702,064 shares of common stock outstanding on July 30,2004, stockholders owning 21,880,000 shares, or 61.28%, executed a written consent to action to Amend KHNA's Articles of Incorporation to change our corporate name to American Security Resources Corporation.



Why have the Board of Directors and the majority stockholders agreed to approve these actions?

         The Board of Directors believe these actions are in the best interests of KHNA and its stockholders. We believe that our new corporate name better reflects our current business strategy.

Who is entitled to notice of these actions?

         Each outstanding share of common stock as of record on the close of business on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that hold a majority of our outstanding shares of common stock have voted in favor of this proposal.

         Under Nevada law, and our Articles of Incorporation and Bylaws, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders.

What am I being asked to approve?

         YOU ARE NOT BEING ASKED TO APPROVE ANYTHING. This Information Statement is being provided to you solely for your information. Because the written consent of the majority stockholders satisfies any applicable stockholder voting requirement of the Nevada Revised Statutes, our Articles of Incorporation and our By-Laws, we are not asking for a proxy and you are not requested to send one.

Why have KHNA shareholders acting by written consent rather than holding a special meeting?

         In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of KHNA's majority shareholders.

When will the amendment to our articles of incorporation take effect?

         The approval by the majority shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders. A copy of the amendment to our articles of incorporation is attached to this document as Exhibit A.





         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 30, 2004 to show (i) each person known by KHNA to beneficially own more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) the chief executive officer and each of the named executive officers, and (iv) all directors and executive officers as a group. We believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to such community property law where applicable.

Name of Beneficial                 Shares Beneficial        Percentage of Shares
Owner                               Owned                     Beneficially Owned

Joe Grace                           3,000,000                           8.4%

L. Edward Parker                    4,000,000                             11.2%

Frank Neukomm                       3,500,000                          9.8%
------
All Directors and Officers as a Group       10,500,000                    29.4%
(3 persons)


                                RESOLUTION NO. 1
             Amendment to the Articles of Incorporation: Name Change

         Our Board of Directors and stockholders holding a majority of the shares of KHNA common stock have approved an amendment to our articles of incorporation to change our name from "Kahuna Network Security, Inc." to "American Security Resources Corporation." The amended and restated Article I to the Articles of Incorporation is attached hereto as Exhibit A. The name change will become effective upon the filing of an amendment to our articles of incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as is reasonably practicable on or after the twentieth
(20th) day following the mailing of this Information Statement to our stockholders.

Reasons for Name Change

         Stockholders holding a majority of the voting power of the Company believe that changing our corporate name is in the best interests of the Company and our stockholders to better reflect our business focus.



Effect of the Name Change

         The voting and other rights that accompany KHNA's common stock will not be affected by the change in our corporate name. However, both our trading symbol, which is "KHNA" and our CUSIP number will change as a result of the name change.

Vote Required

         The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for the approval of the amendment to our articles of incorporation. We have obtained this approval through the written consent of stockholders holding a majority of the outstanding voting shares of common stock. Therefore, a special meeting of the stockholders to approve the name change and the amendment to the articles of incorporation is unnecessary.

                              NO DISSENTER'S RIGHTS

         Neither Nevada law nor our Articles of Incorporation or By-laws provide our stockholders with dissenters' rights in connection with the amendment to our articles of incorporation. This means that no stockholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our articles of incorporation, even if a stockholder has not been given an opportunity to vote with respect thereto.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We are subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities at the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates or by calling the SEC at 1-800-SEC-0330. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                                     /s//   JOE GRACE

                                                     Joe Grace
                                                     President




                                    EXHIBIT A


               Form of Amendment to the Articles of Incorporation


        ARTICLE I Name. The name of the corporation is "American Security Resources Corporation" (hereinafter, the "Corporation")